Exhibit 10(t)(1)(A)

FIRST AMENDMENT
TO
AMERICAN ELECTRIC POWER SYSTEM
STOCK OWNERSHIP REQUIREMENT PLAN
(as Amended and Restated as of January 1, 2014)

This First Amendment is made by American Electric Power Service Corporation to the American Electric Power System Stock Ownership Requirement Plan (the “Plan”) that was amended and restated effective January 1, 2014, by means of a document that was signed June 9, 2014.

WHEREAS, in defining who is an Eligible Employee, the Plan currently makes reference to the salary grade level of the Company’s employees; and

WHEREAS, the Company intends to revise its entire salary grade structure effective January 1, 2015, rendering the current language obsolete; and

WHEREAS, the Company intends to keep the Plan document clear in its description of the employees eligible to participate;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.	Section 2.11 of the Plan hereby is amended in its entirety to read as follows:

“2.11 “Eligible Employee” means any employee of AEP who is hired into or promoted to a position that is eligible to be assigned a Minimum Stock Ownership Requirement, and only so long as a Minimum Stock Ownership Requirement applies. An individual who is not directly compensated by AEP or who is not treated by AEP as an active employee shall not be considered an Eligible Employee.”

2.    In all other respects, the terms of the Plan are ratified and confirmed.

IN WITNESS WHEREOF, this Amendment has been executed this 3rd day of December, 2014.

AMERICAN ELECTRIC POWER SERVICE CORPORATION

By:	/s/ Tracy A. Elich
Tracy A. Elich
Vice President - Human Resources